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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

    COMPANY                                                         JURISDICTION

Poland Communications, Inc.                                             New York

At Entertainment Limited                                          United Kingdom

Wizja TV Sp. z o.o.                                                       Poland

Poland Cablevision (Netherlands) B.V.                                Netherlands

Sereke Holding B.V.                                                  Netherlands

@Entertainment Programming, Inc.                                        Delaware

Czestochowska TK Sp. z o.o.                              Poland (in liquidation)

Wizja TV Spoka Produkcyjna Sp. z o.o                                      Poland

ETV Sp. z o.o.                                                            Poland

Gosat-Service Sp. z o.o.                                                  Poland

Ground Zero Media Sp. z o.o.                                              Poland

At Media Sp. z o.o.                                                       Poland

At Entertainment Services Limited                                 United Kingdom

Kolor-Sat Sp. z o.o.                                                      Poland

Mazurska Telewizja Kablowa Sp. z o.o.                                     Poland

Opolskie TTT S.A.                                                         Poland

Mozaic Entertainment, Inc.                                              Delaware

Polska Telewizja Kablowa Krakow S.A.                                      Poland

Polska Telewizja Kablowa Lublin S.A.                                      Poland

Polska Telewizja Kablowa Operator Sp. z o.o.                              Poland

Polska Telewizja Kablowa S.A.                                             Poland

Polska Telewizja Kablowa Szczecin Sp. z o.o.                              Poland

Polska Telewizja Kablowa Warszawa S.A.                                    Poland

Poltelkab Sp. z o.o.                                                      Poland

Szczecinska Telewizja Kablowa Sp. z o.o.                                  Poland

Telkat Sp. z o.o.                                                         Poland

TV Kabel Sp. z o.o.                                                       Poland

TV-SAT Ursus Sp. z o.o.                                  Poland (in liquidation)